Exhibit 11
             CARPENTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
              PRIMARY EARNINGS PER COMMON SHARE COMPUTATIONS
             For the Years Ended June 30, 1995, 1994 and 1993

                                             1995      1994      1993
                                           --------  --------  --------
                                        (in thousands, except per share data)
Net Income (Loss) for Primary
- -----------------------------
  Earnings Per Common Share
  -------------------------
Income before extraordinary charge
  and cumulative effect of changes
  in accounting principles                 $ 47,492  $ 38,289  $ 26,534

Dividends accrued on convertible preferred
  stock, net of tax benefits                 (1,599)   (1,606)   (1,628)
                                           --------  --------  --------
Income for primary earnings per common
  share before extraordinary charge
  and cumulative effect of changes in
  accounting principles                    $ 45,893  $ 36,683  $ 24,906

Extraordinary charge, net of income taxes         -    (2,039)        -

Cumulative effect of changes in accounting
  principles, net of income taxes                 -         -   (74,676)
                                           --------  --------  --------
Net income (loss) for primary
  earnings per common share                $ 45,893  $ 34,644  $(49,770)
                                           ========  ========  ========
Weighted Average Common Shares
- ------------------------------
Weighted average number of
  common shares outstanding                  16,240    16,052    16,016
Effect of shares issuable under
  the stock option plans                         87        78         2
                                           --------  --------  --------
Weighted average common shares               16,327    16,130    16,018
                                           ========  ========  ========
Primary Earnings (Loss) Per Common Share
- ----------------------------------------
Primary earnings per common share before
  extraordinary charge & cumulative effect
  of changes in accounting principle       $   2.81  $   2.28  $   1.55

Extraordinary charge                              -      (.13)        -

Cumulative effect of changes
  in accounting principles                        -         -     (4.66)
                                           --------  --------  --------
Primary earnings (loss) per common share   $   2.81  $   2.15  $  (3.11)
                                           ========  ========  ========
All share and per share data have been restated for the effect of a two-for-one common stock split declared on August 10, 1995. See Note 17 to the consoli-dated financial statements included in Item 8 "Financial Statements and Supplementary Data."
                                   E-20
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                                                               Exhibit 11
             CARPENTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
           FULLY DILUTED EARNINGS PER COMMON SHARE COMPUTATIONS
             For the Years Ended June 30, 1995, 1994 and 1993

                                             1995      1994      1993
                                           --------  --------  --------
                                      (in thousands, except per share data)
Net Income (Loss) for Fully Diluted
- -----------------------------------
  Earnings Per Common Share
  -------------------------
Income before extraordinary charge
  and cumulative effect of changes
  in accounting principles                 $ 47,492  $ 38,289  $ 26,534
Shortfall between common and
  preferred dividend                           (705)     (699)     (785)
                                           --------  --------  --------
Income for fully diluted earnings per
  common share before extraordinary
  charge and cumulative effect of
  changes in accounting principles           46,787    37,590    25,749
Extraordinary charge, net of income taxes         -    (2,039)        -
Cumulative effect of changes in accounting
  principles, net of income taxes                 -         -   (74,676)
                                           --------  --------  --------
Net income (loss) for fully diluted
  earnings per common share                $ 46,787  $ 35,551  $ 48,927
                                           ========  ========  ========
Weighted Average Common Shares
- ------------------------------
Weighted average number of
  common shares outstanding                  16,240    16,052    16,016
Conversion of preferred shares                  917       922       922
Effect of shares issuable
  under the stock option plans                 152        112        62
Weighted average common shares              17,309     17,086    17,000
                                          ========  =========  ========
Fully Diluted Earnings (Loss)
- -----------------------------
  Per Common Share
  ----------------
Fully diluted earnings per common
  share before extraordinary charge
  and cumulative effects of changes
  in accounting principles                $   2.70  $   2.20  $   1.51
Extraordinary charge                             -      (.12)        -
Cumulative effect of changes
  in accounting principles                       -         -     (4.39)
                                           --------  -------  --------
Fully diluted earnings (loss)
  per common share                        $   2.70  $   2.08  $  (2.88)
                                          ========  ========  ========
All share and per share data have been restated for the effect of a two-for-one common stock split declared on August 10, 1995. See Note 17 to the consoli-dated financial statements included in Item 8 "Financial Statements and Supplementary Data."
                                     E-21
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